UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2019

Determine, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29637	77-0432030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 West Carmel Drive, Suite 100, Carmel, Indiana 46032

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 532-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On February 10, 2019, Determine, Inc. (formerly known as Selectica, Inc.), a Delaware corporation (the “Company”), Corcentric, Inc., a Delaware corporation (“Parent”) and Corcentric Acquisition, LLC, a Delaware limited liability company (“Buyer”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company has agreed to sell substantially all of its assets to Buyer and Buyer has agreed to acquire such assets and assume certain liabilities of the Company as specified in the Purchase Agreement (the “Asset Sale”). As consideration for the Asset Sale, Buyer has agreed to pay to the Company a cash purchase price of $32,000,000 (the “Purchase Price”), subject to certain adjustments and escrow arrangements specified in the Purchase Agreement

At the closing of the Asset Sale (the “Closing”), which is to occur no more than two business days following the satisfaction or waiver of all closing conditions set forth in the Purchase Agreement, Buyer will deliver to the Company a cash payment equal to $29,782,000, representing the Purchase Price, minus the Escrow Amount (as defined below), minus $217,500, for the premium to obtain an insurance policy (the “R&W Insurance Policy”) selected by Buyer providing insurance coverage to Buyer in the event of breach or inaccuracy of the representations and warranties of the Company under the Purchase Agreement (collectively, the “Cash Purchase Price”). At the Closing, $2,000,000 of Purchase Price (the “Escrow Amount”) will be held in escrow as security for the indemnification, compensation and reimbursement obligations of the Company under the Purchase Agreement (the “Escrow Fund”) and, unless earlier used to satisfy claims pursuant to the terms of the Purchase Agreement, such amount will remain in the Escrow Fund and will be delivered to the Company shortly after the twelve (12) month anniversary of the Closing.

The Closing is subject to various customary conditions, including, among others, the absence of legal restraints, the approval of by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the Company (the “Company Stockholder Approval”), the accuracy of the representations and warranties contained in the Purchase Agreement (generally subject to a material adverse effect qualification), compliance with the covenants and agreements in the Purchase Agreement in all material respects, the delivery of certain executed ancillary agreements, and the absence of a material adverse effect on the Company. In addition, the Closing is subject to certain regulatory clearance or prior authorization from French authorities.

The Company has made customary representations and warranties in the Purchase Agreement. The Company is also subject to customary covenants, including, among others, covenants (i) to conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted during the period between the execution of the Purchase Agreement and the Closing, (ii) to take all reasonable steps to preserve and protect the transferred assets in good working order and condition, ordinary wear and tear excepted, (iii) use reasonable best efforts to preserve intact the business, keep available the services of the business’s officers, employees and agents and maintain the business’s current relations and good will with suppliers, customers, distributors, licensors, licensees, landlords, creditors, employees, agents and others having business relationships with the business, (iv) not to engage in specified types of transactions during this period unless agreed to in writing by Buyer, (v) to pay off any indebtedness of the Company at the Closing, (vi) to prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement regarding the Asset Sale, (vii) to convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval, (viii) subject to certain exceptions, not to withhold, withdraw, amend, qualify or modify (in a manner adverse to Buyer) the recommendation of the Company’s board of directors (the “Board”) that the Company’s stockholders vote in favor of adoption of the Purchase Agreement, and (ix) not to solicit any proposal for an alternative transaction to the Asset Sale.

The Purchase Agreement contains certain termination rights, including the right of the Company to terminate the Purchase Agreement under specified circumstances to accept an unsolicited superior proposal from a third party. The Purchase Agreement provides that, upon termination of the Purchase Agreement by the Company or Parent under specified circumstances (including termination by the Company to accept a superior proposal), a termination fee of $1,200,000 will be payable by the Company to Buyer. The Company termination fee is also payable under certain other specified circumstances set forth in the Purchase Agreement. The Purchase Agreement also provides that each party to the Purchase Agreement may compel the other party or parties thereto to specifically perform its or their obligations under the Purchase Agreement. Subject to certain exceptions and limitations, either the Buyer or the Company may terminate the Purchase Agreement if the Closing has not occurred by June 8, 2019.

The Purchase Agreement provides that the Company will be subject to certain indemnification, compensation and reimbursement obligations with respect loses suffered or incurred by the Buyer which arise directly or indirectly from or as a result of, or are directly or indirectly connected with, among others, (i) any breach or inaccuracy in any of the Company’s representations and warranties in the Purchase Agreement, any related agreement or any certificate delivered pursuant to the Purchase Agreement (collectively, the “General Indemnities”), (ii) any excluded liabilities in the Purchase Agreement, (iii) any breach of any covenant or other agreement of the Company under the Purchase Agreement, and (iv) any liens (other than certain permitted liens) that arise from the Company indebtedness on the assets, properties, titles or interests of that are not removed or released (the items listed above in (ii)-(iv) are collectively referred to as the “Special Indemnities”). Except for fraud or a willful breach of the Purchase Agreement, the Company’s indemnification obligation for (i) the General Indemnities is limited to 1% of the Purchase Price (the “Retention Amount”) (or if the then remaining Retention Amount is greater than the then remaining Escrow Fund, the amount remaining in the Escrow Fund), and (ii) the Special Indemnities is limited to the Escrow Fund. The representations and warranties of the Company set forth in the Purchase Agreement survive until the date that is twelve (12) months after the Closing. Once the amount of losses paid by the Company equals or exceeds the Escrow Fund, Buyer’s sole recourse with respect to Special Indemnities and General Indemnities is the R&W Insurance Policy.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Put Option Agreement

On February 10, 2019 and in connection with the Purchase Agreement, the Company and the Buyer entered into that certain Put Option Agreement (the “Put Option Agreement”) pursuant to which the Company is granted the right to sell to Buyer, by exercising its option upon satisfaction of certain regulatory requirements under French law, the securities of Determine SAS, a wholly-owned subsidiary of the Company, concurrently with the consummation of the transactions contemplated by the Purchase Agreement and upon such exercise, such securities of Determine SAS will constitute Transferred Assets (as defined in the Purchase Agreement) under the Purchase Agreement.

The foregoing description of the Put Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Put Option Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Support Agreements

In connection with the Asset Sale, certain holders of the outstanding shares of capital stock of the Company who are beneficial owners of approximately 53% of the outstanding shares of common stock of the Company entered into Support Agreements with Parent whereby such stockholders agreed, among other things, to vote the shares of common stock owned and/or controlled by such stockholder in favor of approval of the adoption of the Purchase Agreement, as well as such other matters set forth in the Support Agreements. Each Support Agreement terminates upon the earliest of (i) the Closing, (ii) the date on which the Board changes its recommendation, in accordance with the Purchase Agreement, that the Company’s stockholders adopt the Purchase Agreement, (iii) the date without stockholder written consent, any amendment to the Purchase Agreement that (A) reduces the Purchase Price, (B) changes the form of the Purchase Price, (C) materially changes the definition of Excluded Liabilities (as defined in the Purchase Agreement) or (D) materially changes the indemnification obligations of the Company set forth in the Purchase Agreement, and (iv) the date the Purchase Agreement is terminated. The Company has made a representation and warranty that the Support Agreements satisfy all requirements for consents, votes or approvals by the Company Stockholders necessary to consummate the Asset Sale.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnity Agreements

On February 8, 2019, the Board approved a form of indemnification agreement (the “Indemnity Agreement”) and authorized the Company to enter into an indemnification agreement in substantially the form of the Indemnity Agreement with each of its directors and John Nolan, the Company’s Chief Financial Officer, Jeffrey Grosman, the Company’s Chief Operating Officer, Kevin Grande, the Company’s General Counsel, and Amy Shives, the Company’s Vice President of Finance and Accounting (each, an “Indemnitee”).

The Indemnity Agreements clarify and supplement the indemnification rights and obligations of the Indemnitees and Company included in the Company’s Certificate of Incorporation and Bylaws. Pursuant to terms of the Indemnification Agreement, but subject to certain exceptions specified in the Indemnity Agreement, the Company will indemnify the Indemnitee to the fullest extent permitted by Delaware law in the event the Indemnitee becomes subject to or a participant in certain claims or proceedings as a result of the Indemnitee’s service as a director or officer. The Company will also, subject to certain exceptions and repayment conditions, advance to the Indemnitee specified indemnifiable expenses incurred in connection with such claims or proceedings.

The foregoing description of the Indemnity Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnity Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under the heading “Indemnity Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaw Amendment

On February 8, 2019, the Board approved and adopted an amendment to the Amended and Restated Bylaws of the Company (the “Bylaw Amendment”). The Bylaw Amendment became effective on February 8, 2019.

The Bylaw Amendment provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for all “internal corporate claims.” “Internal corporate claims” means claims, including claims in the right of the Company, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery, except for, as to each of (i) and (ii) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction; provided, however, if (and only if) the Court of Chancery declines to accept jurisdiction over a particular matter, the U.S. District Court for the District of Delaware shall be the sole and exclusive forum for all “internal corporate claims” unless the Company consents in writing to the selection of an alternative forum; provided, however, if (and only if) the U.S. District Court for the District of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Litigation Division) shall be the sole and exclusive forum for all “internal corporate claims” unless the Company consents in writing to the selection of an alternative forum.

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaw Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On February 11, 2019, the Company and Parent issued a joint press release announcing the entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Asset Purchase Agreement, dated February 10, 2019, among Determine, Inc., Corcentric Acquisition, LLC and Corcentric, Inc.
3.2	Amendment to the Amended and Restated Bylaws of Determine, Inc. (formerly known as Selectica, Inc.).
10.1	Put Option Agreement, dated February 10, 2019, among the Company and Corcentric Acquisition, LLC.
10.2	Form of Support Agreement
10.3	Form of Indemnity Agreement
99.1	Press Release issued February 11, 2019.

*

Certain schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule and/or exhibit to the SEC upon request.

Additional Information and Where to Find It

In connection with the proposed sale of substantially all assets of the Company to Buyer pursuant to the terms of that certain Asset Purchase Agreement by and among the Company, Buyer and Parent, the Company will file with the SEC a proxy statement, which will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available. Investors are urged to read the proxy statement (including all amendments and supplements) because they will contain important information. Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of these documents may also be obtained for free from the Company’s web site at www.determine.com.

Participants in Solicitation

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the Company’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on June 29, 2018, as amended. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the acquisition by reading the preliminary and definitive proxy statement regarding the Asset Sale, which will be filed with the SEC.

Forward Looking Statements

This written communication contains forward-looking statements that involve risks and uncertainties concerning Buyer’s proposed acquisition of substantially all of the Company’s assets, the Company’s expected financial performance, as well as the Company’s strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the Company may be unable to obtain required stockholder approval or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; the reaction of customers to the transaction; general economic conditions; the transaction may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the parties to the transaction; the ability to recognize the benefits of the transaction; the amount of the costs, fees, expenses and charges related to the transaction and the actual terms of any financings that will be obtained for the transaction; the outcome of any legal proceedings related to the transaction; and the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. In addition, please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by the Company identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. All forward-looking statements speak only as of the date of this written communication or, in the case of any document incorporated by reference, the date of that document. The Company is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 11, 2019

DETERMINE, INC.

	By:	/s/ John Nolan
John Nolan
Chief Financial Officer